AMERIGROUP CORPORATION

2005 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

This Stock Appreciation Right Agreement (the “SAR Agreement”) is made and entered into as of      , 200     (the “Date of Grant”), by and between AMERIGROUP Corporation, a Delaware corporation (the “Company”), and      (the “Grantee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2005 Equity Incentive Plan (the “Plan”).

1. Number of Shares. The Company hereby grants to Grantee a stock appreciation right (this “SAR”) covering      Shares (the “SAR Shares”) at an Exercise Price per Share of $     , subject to all of the terms and conditions of this SAR Agreement and the Plan.

2. SAR Term. The term of the SAR (the “SAR Term”) shall commence on the Date of Grant set forth above and, unless the SAR is previously terminated pursuant to Section 5 below, shall terminate on the [ ] anniversary thereof (the “Expiration Date”). As of the Expiration Date, all rights of Grantee hereunder shall terminate.

3. Conditions of Exercise.

[If granted pursuant to AMERIGROUP’s Bonus Plan]

(a) Subject to Section 5 below, the SAR shall become vested on the Date of Grant as to      percent (     %) of the SAR Shares, as to an additional      percent (     %) of the SAR Shares on April 1, 200     and as to an additional      percent (     %) of the SAR Shares quarterly thereafter, such that the SAR shall become fully (100%) vested on      , 200_.

[If granted other than under AMERIGROUP’s Bonus Plan]

(a) Subject to Section 5 below, the SAR shall become vested as to      of the SAR Shares on the first anniversary of the Date of Grant, and as to an additional      of the SAR Shares quarterly thereafter, such that the SAR shall become fully (100%) vested on      .

(b) Prior to the Expiration Date, this SAR may, subject to Section 5 below, be exercised in whole or in part at any time, but only as to SAR Shares that have vested. Without limiting Section 5, if Grantee’s employment or service with the Company and all Subsidiaries and Affiliates terminates, then from and after such Termination Date (as defined in Section 5 below), this SAR may be exercised only with respect to SAR Shares that have vested as of the Termination Date and only as expressly permitted pursuant to Section 5.

(c) This SAR may not be exercised for a fraction of a share.

4. Method of Exercise of SAR.

(a) The SAR may be exercised by delivering to the Company an executed SAR exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Administrator from time to time (the “Exercise Agreement”), which shall set forth, inter alia, (i) Grantee’s election to exercise the SAR and (ii) the number of vested SAR Shares with respect to which it is being exercised. If someone other than Grantee exercises the SAR, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the SAR.

(b) The SAR may not be exercised unless such exercise is in compliance with all applicable federal and state securities law, as they are in effect on the date of exercise.

(c) Upon exercise of the SAR, the Company shall deliver to Grantee a number of Shares with a Fair Market Value equal to the product of (i) the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price and (ii) the number of SAR Shares with respect to which the SAR is being exercised.

5. Effect of Termination of Employment or Service, Change in Control and Disabling Conduct.

(a) Termination of Employment or Service Generally.

(i) Upon the termination of Grantee’s employment or service with the Company and all Subsidiaries and Affiliates, the SAR shall immediately terminate as to any SAR Shares that have not previously vested as of the date of such termination (the “Termination Date”).

(ii) Any portion of the SAR that has vested as of the Termination Date shall be exercisable in whole or in part for a period of [ ] days following the Termination Date (the “Post-Termination Exercise Period”) unless Grantee has been terminated for Cause or engaged in Disabling Conduct (defined below); provided, in no event may the SAR be exercised after the Expiration Date.

(iii) In the event of termination by reason of Grantee’s death or Disability, the Post-Termination Exercise Period shall extend until the date that is twelve months from the Termination Date; provided, in no event may the SAR be exercised after the Expiration Date.

(iv) Upon the expiration of the Post-Termination Exercise Period any unexercised portion of the SAR shall terminate in full (whether or not then exercisable).

(b) Termination for Cause; Disabling Conduct.

(i) The SAR shall terminate in full (whether or not then exercisable) immediately upon the termination of Grantee’s employment with the Company or any Subsidiary or Affiliate for Cause.

(ii) The SAR also shall terminate in full (whether or not then exercisable) immediately if Grantee engages in Disabling Conduct.

[At the discretion of the Administrator, either]

(c) Change in Control. For purposes of Section 5(a) above, any portion of the SAR that has not previously vested shall be deemed fully vested if Grantee’s employment or service with the Company or any Subsidiary or Affiliate is terminated by the Company or any Subsidiary or Affiliate or any successor entity for any reason (other than for Cause or as a result of Disabling Conduct) within two years following a Change in Control or if Grantee terminates employment or service with the Company or any Subsidiary or Affiliate within two years following the Change in Control and after there is a material adverse change in the nature or status of Grantee’s duties or responsibilities from those in effect immediately prior to the Change in Control.

[or]

(c) Change in Control. Any portion of the SAR that has not previously vested shall become fully vested upon a Change in Control.

(d) Definition of Disabling Conduct. As used herein, “Disabling Conduct” shall mean conduct involving a breach of the covenants made in Section 6 below.

6. Covenant Not to Compete.

(a) In consideration for the grant of the SAR, and as a material condition to the grant, Grantee hereby expressly agrees as follows:

(i) Grantee will act in the best interests of the Company and its Subsidiaries and Affiliates (each, an “AMERIGROUP Company” and collectively, the “AMERIGROUP Companies”) throughout the period of Grantee’s employment with any of the AMERIGROUP Companies; and

(ii) at all times while employed by any AMERIGROUP Company and at all times during the Covered Post-Employment Period (defined below), Grantee will not (A) compete with any AMERIGROUP Company by serving a Competitor (defined below) in any managerial capacity, or in any capacity that influences business strategy, with respect to a Covered Product or Service (defined below) that the Competitor is offering in a Covered Area (defined below) or developing to offer in a Covered Area, or (B) solicit for employment, interfere with the employment relationship of or endeavor to entice away any employee of any AMERIGROUP Company.

(b) As used herein,

(i) The “Covered Post-Employment Period” means the twelve (12) month period beginning on the first day on which Grantee is no longer employed by any AMERIGROUP Company as a result of Grantee’s resignation or termination for Cause and ending on the first anniversary of such date. (In the event the Company terminates Grantee without Cause, there shall not be a Covered Post-Employment Period.)

(ii) “Competitor” means any entity or person that provides or is planning to provide a Covered Product or Service in competition with a Covered Product or Service that an AMERIGROUP Company is actively developing, marketing, providing or selling.

(iii) “Confidential Information” means an AMERIGROUP Company’s material non-public information concerning its business and affairs, including, without limitation, trade secrets, strategies, business plans, marketing and advertising plans, member and provider information, employee and personnel information, contracts, training manuals, financial projections, budgets and non-public financial data (including, without limitation, statements with premium revenue and/or provider compensation terms, reports of actuaries, medical loss reports, balance sheets and income statements).

(iv) A “Covered Product or Service” shall mean a managed health care product or service offered or provided to any beneficiary of and/or participant in any Medicaid, Medicaid-related, or SSI program, any government-funded children’s health insurance program or any federal and/or state sponsored health care program that is substantially similar to any of such programs.

(v) The “Covered Area” shall consist of each city, county and other similar governmental territory in which an AMERIGROUP Company provides or has made material efforts to develop and provide a Covered Product or Service to its members, if in the course of Grantee’s employment with an AMERIGROUP Company he or she (A) has provided services to an AMERIGROUP Company with respect to the Covered Products or Services in such city, county or governmental territory, or (B) reviewed or discussed Confidential Information of an AMERIGROUP Company with respect to the Covered Product or Service in such city, county or governmental territory.

(c) Grantee agrees that any breach by Grantee of the covenants made in Section 6(a) above may cause irreparable damage to one or more of the AMERIGROUP Companies and that in the event of such breach each AMERIGROUP Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Grantee’s obligations hereunder. Grantee agrees that any such AMERIGROUP Company may seek and obtain injunctive relief without posting an injunction bond. Grantee hereby acknowledges and agrees that Grantee will have access to confidential and proprietary information and trade secrets concerning the AMERIGROUP Companies during Grantee’s employment and that the covenants in Section 6(a) are reasonable in scope and necessary to protect the legitimate business interests of the AMERIGROUP Companies. Grantee hereby further expressly acknowledges and agrees that each AMERIGROUP Company is an express third party beneficiary of the terms of this Agreement. (For the avoidance of doubt, Grantee acknowledges and agrees that the experience and/or knowledge that Grantee acquires in the course of his or her employment with an AMERIGROUP Company may relate not only to the Covered Products and Services of the AMERIGROUP Company with which he or she is employed, but also those of other AMERIGROUP Companies.)

7. Adjustments. In the event of any Change in Capitalization, the Administrator shall take such actions pursuant to Section 5 of the Plan (including the provisions thereof relating to the cancellation of Awards in exchange for a payment in cash or other property) as it deems appropriate.

8. Certain Changes. The Administrator may accelerate the date on which the SAR becomes exercisable, waive or amend the operation of the provisions of this Agreement respecting exercise after termination of employment or otherwise adjust any of the terms of the SAR, provided that no action under this Section 8 shall adversely affect Grantee’s rights hereunder without the consent of Grantee.

9. Nontransferability of SAR. Except under the laws of descent and distribution, Grantee shall not be permitted to sell, transfer, pledge or assign the SAR or this SAR Agreement; provided that subject to such terms and conditions as the Administrator may establish, Grantee shall be permitted to transfer this SAR to a trust controlled by Grantee during Grantee’s lifetime for estate planning purposes or to make a gift of this SAR to an Immediate Family Member. Unless transferred pursuant to the preceding sentence, the SAR shall be exercisable, during Grantee’s lifetime, only by Grantee. Without limiting the generality of the foregoing, except as otherwise provided herein, the SAR may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the SAR contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the SAR shall be null and void and without effect.

10. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties named below:

If to the Company:	AMERIGROUPCorporation
4425 Corporation Lane
Virginia Beach, VA 23462
Facsimile: (757) 557-6743
Attn: Stanley F. Baldwin
If to Grantee:	—

Facsimile:

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

11. Tax Consequences. The tax laws and regulations applicable to the exercise of the SAR and the disposition of the SAR Shares are complex and subject to change. Grantee should consult a tax adviser before exercising the SAR or disposing of the Shares.

12. Securities Laws Requirements. The SAR shall not be exercisable to any extent, and the Company shall not be obligated to transfer any SAR Shares to Grantee upon exercise of such SAR, if such exercise, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (the “Securities Act”) or any other Federal or state statutes having similar requirements as may be in effect at that time.

13. No Obligation to Register SAR Shares. The Company shall be under no obligation to register the SAR Shares pursuant to the Securities Act or any other Federal or state securities laws.

14. Investment Representation. Grantee hereby represents and warrants to the Company that Grantee, by reason of Grantee’s business or financial experience (or the business or financial experience of Grantee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect Grantee’s own interests in connection with the transactions contemplated under this SAR Agreement.

15. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), Grantee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any SAR Shares acquired under this SAR Agreement without the prior written consent of the Company or its underwriters.

16. Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the SAR Shares by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any of said SAR Shares on its books nor will any of said SAR Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

17. Withholding Requirements. The Company’s obligations under this SAR Agreement shall be subject to all applicable tax and other withholding requirements, and the Company shall, to the extent permitted by law, have the right to deduct any withholding amounts from any payment or transfer of any kind otherwise due to Grantee.

18. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this SAR Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

19. Governing Law. With the exception of Section 6 above, this SAR Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws. The provisions of Section 6 above shall be governed by and construed according to the laws of the Commonwealth of Virginia without regard to its principles of conflict of laws.

20. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the SAR and this SAR Agreement shall be subject to all terms and conditions of the Plan.

21. Amendments; Construction. The Administrator may amend the terms of this SAR Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of Grantee hereunder without his or her consent. To the extent the terms of Section 6 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 6 shall supersede such conflicting terms and control. Headings to Sections of this SAR Agreement are intended for convenience of reference only, are not part of this SAR Agreement and shall have no affect on the interpretation hereof.

22. Rights as a Stockholder. Neither Grantee nor any of Grantee’s successors in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the SAR until the date of issuance of a stock certificate for such shares of Common Stock.

23. Agreement Not a Contract for Services. Neither the Plan, the granting of the SAR, this SAR Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that Grantee has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

24. Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this SAR Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

25. Survival of Terms. This SAR Agreement shall apply to and bind Grantee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Section 6 shall expressly survive the termination of the SAR and this Agreement.

26. Acceptance. Grantee hereby acknowledges receipt of a copy of the Plan and this SAR Agreement. Grantee has read and understand the terms and provision thereof, and accepts the SAR subject to all the terms and conditions of the Plan and this Agreement.

27. Severability. Should any provision of this SAR Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this SAR Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original SAR Agreement. Moreover, if one or more of the provisions contained in this SAR Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this SAR Agreement on the day and year first above written.

AMERIGROUP Corporation

By

Stanley F. Baldwin
Executive Vice President, General Counsel

and Secretary

Address:

Social Security Number:

EXHIBIT A

AMERIGROUP CORPORATION
2005 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT
NOTICE OF EXERCISE

______________, ____

AMERIGROUP Corporation
[Address]

Attn:

On      , I was granted a stock appreciation right (a “SAR”) by AMERIGROUP Corporation (the “Company”) under the Company’s 2005 Equity Incentive Plan (the “Plan”) and a SAR Agreement, between me and the Company (the “Agreement”). This letter is to notify you that I wish to exercise the SAR under the Agreement as set forth below.

Exercise of SAR

1. I wish to exercise with respect to      SAR Shares.

2. I am paying the local, state and federal withholding taxes and/or all other taxes that the Company has advised me are due as follows:

By enclosing cash and/or a certified or cashier’s check payable to the Company in the amount of $ .

By authorizing the Company to withhold from the number of SAR Shares I would otherwise receive that number of whole Shares having a fair market value equal to the minimum tax withholding due, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check.

By delivery of unrestricted shares of Company stock already owned by me for more than six months on the date of surrender, and which have an aggregate fair market value on the date of surrender equal to the minimum tax withholding due, with any fractional share amounts to be settled by cash and/or a certified or cashier’s check.

4. In exercising my SAR I hereby warrant and represent to the Company that I have not engaged in Disabling Conduct.

Very truly yours,

Grantee

Name and Address (please print)

Telephone Number	(	)

Social Security Number